UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

MAPLEBEAR INC.

(Exact name of registrant as specified in its charter)
Delaware	001-41805	46-0723335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Beale Street, Suite 600
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
(888) 246-7822
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CART	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 1, 2026, Maplebear Inc. (the “Company”) entered into a revolving credit agreement, among the Company, the lenders party thereto, the issuing banks party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Credit Agreement”). The Credit Agreement provides a revolving credit facility in an aggregate principal amount of $500 million, with an uncommitted incremental facility to increase the principal amount of the revolving credit facility by (i) up to the greater of (x) $1 billion and (y) 100% of consolidated adjusted EBITDA, plus (ii) an unlimited amount provided that the total gross leverage ratio of the Company would not exceed 4.00 to 1.00, subject to certain terms and conditions as set forth therein. Proceeds from any borrowings under the Credit Agreement may be used for working capital and general corporate purposes. At closing, no amounts were drawn under the Credit Agreement. The Credit Agreement is unsecured and is guaranteed by material domestic subsidiaries of the Company.
Loans under the Credit Agreement may be borrowed, repaid, and reborrowed from time to time until April 30, 2031 (the “Maturity Date”), at which time all amounts borrowed must be repaid. The Company may request, no more than two times during the term of the Credit Agreement, an extension of the Maturity Date for up to one year per extension. The Company may obtain loans denominated in U.S. Dollars, British Pounds, Canadian Dollars, Euros, or other currencies approved in accordance with the Credit Agreement.
Loans under the Credit Agreement will bear interest, at the Company’s election, at a rate equal to (i) for U.S. Dollar loans, Term SOFR plus an applicable margin, or the alternate base rate (determined in accordance with the Credit Agreement) plus an applicable margin; (ii) for Euro loans, the Adjusted EURIBO Rate plus an applicable margin; (iii) for Canadian Dollar loans, Term CORRA plus an applicable margin; or (iv) for British Pounds loans, the Adjusted Daily Simple RFR (SONIA) plus an applicable margin, and in each case, subject to a 0.00% floor. The applicable margin for Term SOFR loans ranges from 1.00% to 1.50% per annum, and for ABR loans ranges from 0.00% to 0.50% per annum, in each case depending on the Company’s total net leverage ratio of consolidated debt less unrestricted cash of up to $500 million to consolidated adjusted EBITDA, as measured on a quarterly basis. Upon the occurrence and during the continuance of certain events of default, overdue amounts may bear interest at the otherwise applicable rate plus 2.00% per annum.
The Company will pay the lenders a commitment fee of 0.10% per annum on the average daily unused amount of the revolving commitments, payable quarterly. The Credit Agreement also allows the Company to issue letters of credit up to an aggregate amount of $150 million, which reduce the amount the Company can borrow. The Company will also pay each issuing bank a fronting fee of 0.125% per annum on the average daily undrawn amount of letters of credit issued by such issuing bank, plus a letter of credit participation fee equal to the applicable Term SOFR margin on the average daily undrawn amount of all outstanding letters of credit.
The Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants, and events of default. Negative covenants include, among others, certain limitations on the incurrence of indebtedness, the creation of liens, fundamental changes, restricted payments, investments, and transactions with affiliates, in each case, subject to customary exceptions. In addition, the Credit Agreement requires that the Company maintain a total net leverage ratio no greater than 4.50 to 1.00, tested quarterly, subject to an increase to 5.50 to 1.00 for four consecutive fiscal quarters following a material acquisition, at the Company’s election, which may be exercised no more than three times during the term of the Credit Agreement. Events of default include, among others, failure to pay principal or interest when due, failure to comply with covenants, cross-default and cross-acceleration with respect to other indebtedness in excess of $150 million, certain bankruptcy and insolvency events, unsatisfied final judgments in excess of $150 million, change of control, and certain ERISA events. The occurrence of an event of default could result in the acceleration of the Company’s obligations under the Credit Agreement and the termination of the revolving commitments. Bankruptcy and insolvency-related events of default would result in automatic acceleration and termination.
The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On May 6, 2026, the Company issued a press release announcing its financial results for the first quarter ended March 31, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.
On April 27, 2026, the Company’s Board of Directors (the “Board”) approved an increase to the Company’s previously announced share repurchase program, authorizing the purchase of up to an aggregate of $3.5 billion of the Company’s common stock (the “Common Stock” and such program, the “Share Repurchase Program”), up from the total of $2.5 billion previously authorized by the Board (the “Existing Share Repurchase Program”). Approximately $323 million of capacity was remaining under the Existing Share Repurchase Program as of March 31, 2026. The Share Repurchase Program has no expiration date. Repurchases under the Share Repurchase Program may be made from time to time through open market repurchases, accelerated share repurchase programs, privately negotiated transactions, or any other transactions in accordance with applicable federal securities laws, subject to market conditions, applicable legal requirements, and other relevant factors. Open market repurchases may be structured to occur in accordance with the requirements of Rule 10b-18 under the Exchange Act. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of shares of Common Stock under this authorization. The Company is not obligated under the Share Repurchase Program to acquire any particular amount of Common Stock, and the Company may terminate or suspend the Share Repurchase Program at any time. The timing and actual number of shares repurchased may depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact could be deemed forward-looking, including without limitation statements regarding potential repurchases under the Share Repurchase Program. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include the risks described from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 26, 2026. You should not rely on forward-looking statements as predictions of future events. The Company has based these forward-looking statements on information available to it as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, except as required by law.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1	Revolving Credit Agreement among the Company, the lenders party thereto, the issuing banks party thereto, and Morgan Stanley Senior Funding, Inc., dated May 1, 2026.
99.1	Press Release, dated May 6, 2026.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maplebear Inc.

Date: May 6, 2026	By:	/s/ Emily Reuter
Emily Reuter
Chief Financial Officer